Exhibit 99.3

Diametrics Medical, Inc.

Pro Forma Condensed Combined Balance Sheet

June 30, 2006

(Unaudited)

	Diametrics Medical, Inc.	Vanguard Synfuels LLC	Adjustments	References	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$84,476	$49,516	$7,686,198	(2)(6)(8) (10)(12)	$7,820,190
Investments	—	1,006,833	(917,891)	(8)	88,942
Accounts receivable	—	143,194	—		143,194
Prepaid expenses and other current assets	33,331	34,986	—		68,317
Inventory	—	391,239	—		391,239

Total current assets	117,807	1,625,768			8,511,882
Property and equipment, net	—	3,036,551	1,261,849	(8)	4,298,400
Other assets	22,309	8,500	—		30,809
Intangible assets, net	—	—	4,489,275	(8)(13)	4,489,275
Goodwill	—	—	20,091,016	(8)	20,091,016

Total Assets	$140,116	$4,670,819	32,610,447		$37,421,382

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$184,706	$445,000	—		$629,706
Accrued interest	39,863	—	(39,863)	(3)	—
Accrued expenses	152,146	212,425	—		364,571
Lines of credit	—	2,171,975	(917,891)	(8)	1,254,084
Notes payable to bank	—	1,500,000	—		1,500,000
Notes payable to related parties	—	759,990	(759,990)	(10)	—

Total current liabilities	376,715	5,089,390			3,748,361
Long-term liabilities: Deferred tax liabilities	—	—	2,251,860	(8)	2,251,860
Convertible subordinated debt	140,193	—	(140,193)	(3)	—

Total liabilities	516,908	5,089,390			6,000,221
Shareholders’ equity (deficit):
Preferred stock at par	41,018	—	(6,644)	(2)(4)(9)	34,374
Members interest	—	1,963,242	(1,963,242)	(14)	—
Common stock, $.01 par value	417,717	—	3,086,014	(3)(4)(5)	3,503,731
Additional paid–in capital	176,535,100	—	44,516,163	(1)(2)(3) (4)(5)(7) (9)(11)	221,051,263
Accumulated deficit	(177,370,627)	(2,381,813)	(13,415,767)	(1)(3) (6)(7) (11)(12) (13)(14)	(193,168,207)

Total shareholders’ equity (deficit)	(376,792)	(418,571)			31,421,161

Total Liabilities & Shareholders’ Equity (Deficit)	$140,116	$4,670,819	32,610,447		$37,421,382

See accompanying notes

Diametrics Medical, Inc.

Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2006

(Unaudited)

	Diametrics Medical, Inc.	Vanguard Synfuels LLC	Pro Forma Adjustments	References	Pro Forma Combined
Sales	$—	$377,395	$—		$377,395
Cost of sales	—	633,543	—		633,543

Gross profit (loss)	—	(256,148)	—		(256,148)

Operating expenses:
Research and development	—	—	—
Selling, general and administrative	198,380	662,453	450,000	(12)	1,310,833
Amortization of intangible assets	—	—	37,725	(13)	37,725
Restructuring charges	—	—	—		—

Total operating expenses	198,380	662,453	—		1,348,558

Operating loss	(198,380)	(918,601)	—		(1,604,706)
Other income (expense)
Interest expense	(164,417)	(78,193)			(242,610)
Interest income	1,737	—	—		1,737
Loss on change in fair value of derivatives	—	—	—		—
Gain on sale of property, plant and equipment	—	—	—		—
Transaction related charges	—	—	(14,473,804)	(1)(6)(7) (11)	(14,473,804)
Other, net	14,984	108,570	—		123,554

Net loss	(346,076)	(888,224)	(14,961,529)		(16,195,829)
Beneficial conversion feature – preferred stock dividend	—	—	—		—
Deemed dividend on preferred stock	—	—	—		—

Net loss available to common shareholders	$(346,076)	$(888,224)	$(14,961,529)		$(16,195,829)

Net loss per share	$(0.88)				$(4.62)

Weighted average number of common shares outstanding	384,467				3,509,126

See accompanying notes

Diametrics Medical, Inc.

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2005

(Unaudited)

	Diametrics Medical, Inc.	Vanguard Synfuels LLC	Adjustments	References	Pro Forma Combined
Sales	$—	$—	—		$—
Cost of sales	—	—	—		—

Gross profit (loss)	—	—			—

Operating expenses:
Research and development	477,432	571,608	—		1,049,040
Selling, general and administrative	1,515,723	1,747,120	900,000	(12)	4,162,843
Amortization of intangible assets	—	—	75,450	(13)	75,450
Restructuring charges	93,314	—	—		93,314

Total operating expenses	2,086,469	2,318,728			5,380,647

Operating loss	(2,086,469)	(2,318,728)	—		(5,380,647)
Other income (expense)
Interest expense	(7,891,364)	(86,057)	—		(7,977,421)
Loss on change in fair value of derivatives	(701,347)	—	—		(701,347)
Gain on sale of property, plant and equipment	—	2,545,241	—		2,545,241
Transaction related charges	—	—	(14,473,804)	(1)(6)(7)(11)	(14,473,804)
Other, net	647,505	36,956	—		684,461

Net loss	(10,031,675)	177,412	(15,449,254)		(25,303,517)
Beneficial conversion feature - preferred stock dividend			—		—
Deemed dividend on preferred stock			—		—

Net loss available to common shareholders	$(10,031,675)	$177,412	$(15,449,254)		$(25,303,517)

Net loss per share	$(28.56)				$(7.21)

Weighted average number of common shares outstanding	351,218				3,509,126

See accompanying notes

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS

Basis of presentation

On September 20, 2006, Diametrics Medical, Inc. (the “Company” or “Diametrics”) entered into a Contribution Agreement (“Contribution Agreement”), whereby it has acquired 100% of the outstanding equity interests of Vanguard Synfuels, LLC (“Vanguard”). Upon completion of the acquisition, Vanguard became a wholly-owned subsidiary of the Company. The preliminary estimated purchase price is as follows:

Consideration paid:
Net Cash paid to selling shareholders	$17,699,378
Management incentive contract	714,976
Issuance of Series K Convertible Preferred Stock	4,300,622
Direct acquisition costs	356,000

Total	$23,070,976

The acquisition of Vanguard is being accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”), whereby the estimated purchase price has been allocated to tangible and intangible net assets acquired based upon preliminary fair values at the date of acquisition. Such valuations require significant estimates and assumptions including, but not limited to, estimating future cash flows and developing appropriate discount rates. The Company believes the fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. The purchase price and fair value estimates for the purchase price allocations may be refined as additional information becomes available. The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

Accounts receivable, net	$143,194
Inventory	391,239
Accounts payable	(445,000)
Accrued liabilities	(212,425)
Line of credit	(1,254,084)
Notes payable to bank	(1,500,000)
Notes payable to related parties	(759,990)
Deferred tax liabilities	(2,251,860)
Fixed assets	3,589,000
Land	709,400
Other assets	43,486
Customer Relationships	4,527,000
Goodwill	20,091,016

$23,070,976

The goodwill is not subject to amortization and the amount assigned to goodwill is not deductible for tax purposes.

The unaudited pro forma combined condensed balance sheet was prepared assuming the acquisition closed on June 30, 2006. The unaudited pro forma combined condensed statements of operations were prepared as if the acquisition had taken place at the beginning of the respective periods and for the six months ended June 30, 2006 and the year ended December 31,

2005. These statements should be read in conjunction with the historical consolidated financial statements and related notes in Diametric’s Annual Report on Form 10-KSB for the year ended December 31, 2005 and the Quarterly Report on Form 10-QSB for the three-month period ended June 30, 2006. The unaudited pro forma combined condensed statements of operations are not necessarily indicative of what the actual results of operations would have been had such transactions taken place at the beginning of the respective periods.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of Diametrics and Vanguard and the related notes thereto.

The columns captioned “Diametrics” represent the balance sheet of Diametrics as of June 30, 2006 and the related statements of operations for the year ended December 31, 2005 (inception) and for the six months ended June 30, 2006. The columns captioned “Vanguard” represent the balance sheet of Vanguard as of June 30, 2006 and the related statements of operations for the year ended December 31, 2005 and for the six months ended June 30, 2006.

The unaudited pro forma combined condensed balance sheet and statements of operations of Diametrics have been prepared to give effect to the following pro forma adjustments:

Capital Raising and Other Equity Related Activities:

1.	Issuance of warrants to Ocean Park Advisors, LLC (“OPA”) to purchase up to 4,827,921 shares of common stock in connection with its waiver of certain anti-dilution provisions related to the Series I Convertible Preferred Stock, resulting in a charge to operations of $3,581,764;

2.	The sale of 2,850 shares of Series J preferred stock for gross proceeds $28,500,000 (with estimated net proceeds of $28,240,000 after transaction costs of $260,000);

3.	The conversion of $750,000 of convertible promissory notes together with accrued interest of $39,863 into 1,625,914 shares of common stock;

4.	Conversion of 13,794 shares of Series I Convertible Preferred Stock into 1,379,400 shares of common stock;

5.	Cashless exercise of previously issued warrants to purchase 417,119 shares of common stock with an exercise price equal to $2.50, which exercise was based on the closing price of the Company’s common stock on September 19, 2006, resulting in the issuance of 80,733 shares of common stock;

Acquisition Related:

6.	Payment of a cash fee of $435,000 to M.A.G. Capital LLC to cover certain due diligence and legal expenses incurred in connection with the Acquisition;

7.	Issuance of warrants to purchase up to 6.5 million shares of common stock to M.A.G. Capital, LLC in connection with their assignment to the Company of certain rights to acquire Vanguard, resulting in a charge to operations of $4,792,863;

8.	The acquisition of 100% of the outstanding membership interest of Vanguard for $17,699,378, payment of transaction bonuses of $714,976, estimated transaction costs of $356,000, the issuance of an aggregate of 4,300 shares of Series K Convertible Preferred Stock to Darrell Dubroc and Tim Collins in exchange for their 20% membership interest in Vanguard, and net of cash acquired of $138,458;

9.	A charge to operations of $4,129,135, representing the deemed excess compensation in connection with the issuance of 4,300 shares of Series K Convertible Preferred Stock;

10.	Re-payment of loans from certain members of Vanguard totaling $759,990;

Post Acquisition Related:

11.	Issuance of stock options to purchase 2,069,169 shares of common stock to OPA for management services to the Company after the Acquisition, including but not limited to the duties of Chief Executive Officer by W. Bruce Comer III and Chief Financial Officer by Heng Chuk, resulting in a charge to operations of $1,534,052;

12.	Payments to OPA under the management services agreement dated September 20, 2006 with pro forma totals of $450,000 and $900,000 for the six months and twelve months ended June 30, 2006 and December 31, 2006, respectively;

13.	Amortization of new identifiable intangible assets over their respective estimated useful lives, totaling $37,725 and $75,450 for the six months and twelve months ended June 30, 2006 and December 31, 2005, respectively; and

14.	Elimination of Vanguard’s historical equity accounts.

The pro forma adjustments described above, including the issuance of common stock warrants, options to purchase common stock, recording of the Series J Convertible Preferred Stock and the excess compensation of the Series K Convertible Preferred Stock, were determined using a fair market value per share of common stock equal to $0.76 per share, rather than the quoted closing price of common stock of $3.10 per share on the OTC Bulletin Board immediately preceding these events.

The Company believes that the price quoted for its common stock on the OTC Bulletin Board prior to the issuance of the foregoing securities did not represent the fair market value of the common stock because the common stock was not readily tradeable. During the period between July 1, 2006 and September 19, 2006, only approximately 7,800 shares of the Company’s common stock were traded on the OTC Bulletin Board. During this period the common stock was traded on only 16 of 52 trading days at prices ranging from $1.25 per share to $10 per share. The bid-ask spread during this period often equaled or exceeded the highest bid for the Company’s common stock. The Company believes that these conditions demonstrate that the Company’s common stock was not readily tradeable and, accordingly, the sale prices of the Company’s common stock on the OTC Bulletin Board did not represent the fair market value thereof.

Furthermore, the Company believes that the prices at which the Company’s common stock traded on the OTC Bulletin Board during this period bore no reasonable relationship to the equity value of the Company. The Company was previously a “shell company” as defined by the Securities and Exchange Commission, and had no revenues or operations. Immediately preceding the sale of the Series J Convertible Preferred stock and Series K Convertible Preferred Stock, the Company had approximately 6.9 million shares of stock outstanding on a fully-diluted basis. A price of $3.10 per common share implies a value for the Company’s equity of $21.4 million, which is greatly in excess of the value of similar shell companies.

The Company believes that the recent sale price of Series J Convertible Preferred Stock, which will be convertible into common stock at a conversion price of approximately $0.76 per share, provides a reasonable basis for reporting the recent issuance of its equity securities. There can be no assurance that the Securities and Exchange Commission will agree with this determination. If the Securities Exchange Commission does not agree with this determination, the Company may be required to restate the pro forma adjustments described above.